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Exhibit 99.11

AMENDMENT NO. 2 TO RESTRUCTURING AGREEMENT

January 24, 2003

This Amendment No. 2 to Restructuring Agreement (this "Amendment") amends that certain Restructuring Agreement dated as of January 20, 2003, as amended by Amendment No. 1 thereto (the "Agreement"), by and among YouthStream Media Networks, Inc. ("YouthStream") and its subsidiary, Network Event Theater, Inc. ("NET"), each of which is a Delaware corporation, and the Ravich Revocable Trust of 1989 (Jess M. Ravich, Trustee) (the "Ravich Trust"), the United States Small Business Administration as Receiver for Interequity Capital Partners, LP ("Interequity"), TCW Shared Opportunity Fund II, L.P., Shared Opportunity Fund IIB, LLC, The Charles and Adele Thurnher Living Trust Dated December 7, 1989 (Charles Thurnher, Trustee), The Morrish Community Property Trust Dated April 15, 1998 (Robert G. Morrish, Trustee), and Jean Smith, Stanley J. Schrager, Richard Coppersmith, Rand Ravich and Jess M. Ravich, individually. The parties to this Amendment are YouthStream, NET, the Ravich Trust and Interequity. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, pursuant to Sections 1(d) and 1(e) of the Agreement, Beyond the Wall, Inc. is issuing New Notes to each of the Ravich Trust and Interequity;

WHEREAS, such New Notes are to be secured by a pledge of all outstanding shares of capital stock of Beyond the Wall, Inc.;

WHEREAS, YouthStream and/or NET own(s) all of the capital stock of Beyond the Wall, Inc.;

WHEREAS, each of YouthStream and NET are receiving consideration in connection with the transactions contemplated by the closing provided for in Section 2 of the Agreement;

WHEREAS, each of YouthStream and NET finds it desirable and in the best interest of each such corporation and its stockholders to provide a security agreement substantially in the form of Exhibit 1(l) hereto (which shall become Exhibit 1(l) to the Agreement) whereby all of the outstanding shares of capital stock of Beyond the Wall, Inc. will be pledged to secure the obligations of Beyond the Wall, Inc. under the New Notes.

THEREFORE in consideration of the foregoing recitals and the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

  1.
  Amendments to Agreement. All references in the Agreement to Beyond the Wall, Inc. being a "subsidiary of YouthStream" or being "YouthStream's subsidiary" shall be deleted in their entirety and replaced with "direct or indirect subsidiary of YouthStream" or "YouthStream's direct or indirect subsidiary." In addition, a new paragraph (l) shall be added to Section 1 of the Agreement which shall read as follows:

    "(l) each of YouthStream and Net shall execute and deliver the Security Agreement attached hereto as Exhibit 1(l)."

    Further, "and" at the end of clause 1(j) shall be deleted and "." at the end of clause 1(k) shall be deleted and replaced with "; and".

  2.
  Closing. The parties hereto agree that the closing described in Section 2 of the Agreement shall be deemed to have occurred as of the close of business on January 24, 2003, all documents contemplated by the Agreement shall be deemed to have been delivered as of that time, and, assuming all funds contemplated to be wired pursuant to the Agreement are wired by 5 p.m. E.S.T. on January 28, 2003, no event or occurrence shall affect the closing or the binding nature of the Agreement including any document delivered in connection with Agreement.

  3.
  Miscellaneous. Except as specifically modified hereby, the Agreement shall remain in full force and effect. This Amendment shall not affect the rights or obligations under the Agreement of any Holder other than the Ravich Trust and Interequity. The Agreement, as modified by this Amendment, together with the other documents and instruments being executed and delivered as of the date of this amendment, contains a complete statement of all of the arrangements among the parties with respect to its subject matter and cannot be changed or terminated orally, and may only be amended by written agreement of YouthStream, NET and the Holder or Holders whose rights or obligations hereunder are affected by the amendment. The Agreement, as modified by this Amendment, shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York.

* * *

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the day and year first above written.

YouthStream Media Networks, Inc.		Network Event Theater, Inc.
By:	Name: Harlan Peltz Title: Chairman	By:	Name: Harlan Peltz Title: Director
Ravich Revocable Trust of 1989		United States Small Business Administration as Receiver for Interequity Capital Partners, LP
By:	Jess M. Ravich, Trustee	By:	Name: Thomas G. Morris Title: Director

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  Exhibit 99.11
AMENDMENT NO. 2 TO RESTRUCTURING AGREEMENT